Exhibit 23



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in a Registration Statement on Form S-8 (File No. 33-41105) of our report dated April 7, 1998 on the audit of the financial statements of the Stock Investment Plan of ANB Corporation for the year ended December 31, 1997.

Geo. S. Olive & Co. LLC


Indianapolis, Indiana
April 27, 1998